UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 07, 2022

HELIOS TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Florida	0-21835	59-2754337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7456 16th St E
Sarasota, Florida		34243
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 941 362-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.001 Par Value	HLIO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Lee Wichlacz

On December 7, 2022, the Board of Directors of Helios Technologies, Inc. (the “Company”), appointed Lee Wichlacz as President, Electronics.

Mr. Wichlacz, 58, has recently joined the Company and brings over 35 years of domestic and international corporate and operating experience. Mr. Wichlacz was most recently the Group Vice President and General Manager - Americas, at Welbilt, Inc. In that role he led the Americas product lines as well as its global manufacturing, supply chain, technology, and new product introduction teams. At Welbilt, Lee served in multiple leadership roles throughout his tenure. This includes Senior Vice President Canada Region and Managing Director, Cleveland, Garland and Lincoln; Senior Vice President Product Management and Engineering, and Managing Director, Manitowoc Ice; Senior Vice President Global Operations and Procurement; Vice President and General Manager, Manitowoc Ice.

Prior to joining Welbilt in 2007, Mr. Wichlacz spent 21 years with the Healthcare Division of General Electric. He began his career as a design engineer and progressed to various engineering and operations roles, including executive management. He was directly involved in designing and manufacturing digital X-ray, mammography, angiography, cardiology, and computed tomography (CT) equipment.

During his career, Mr. Wichlacz has directly led global engineering and operations teams in the United States, Canada, Mexico, the United Kingdom, Germany, France, Japan, China, and India. Lee has extensive experience in the areas of global expansion, profitable growth, operational excellence, new product innovation, and team building.

Mr. Wichlacz earned a bachelor’s degree in mechanical engineering from the University of Wisconsin-Platteville and holds a master’s degree in mechanical engineering from Marquette University. He is a certified Six Sigma Master Black Belt and holds several patents in both the healthcare and foodservice industries.

There are no family relationships between Mr. Wichlacz and any director or executive officer of the Company, and Mr. Wichlacz has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Wichlacz’s appointment, the Company and Mr. Wichlacz will enter into the Company’s standard Executive Officer Continuity Agreement, as well as our Executive Officer Severance Agreement (the “Severance Agreement”) on the Effective Date. The Severance Agreement provides for certain benefits to be paid to Mr. Wichlacz in connection with a termination of employment that does not occur in connection with a change in ownership or control of the Company. Pursuant to the terms of the Severance Agreement, upon an “Involuntary Termination of Employment” (as defined in the Severance Agreement), Mr. Wichlacz is entitled to a continuation of his annual base salary for 12 months, a payment equal to 100% of the target value at the time of grant of his current year short-term incentive award, and continuing medical benefits, at Company expense, for Mr. Wichlacz and his family for a period of 12 months. In addition, Mr. Wichlacz will enter into the Company’s standard form Indemnification Agreement.

Copies of each of the Executive Officer Continuity Agreement, Executive Office Severance Agreement and Indemnification Agreement are referenced hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and the foregoing descriptions are qualified in their entirety by reference to the full text of the applicable agreement.

The press release announcing Mr. Wichlacz's appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits

10.1+ Executive Officer Continuity Agreement (previously filed as Exhibit 10.3 to the Company's Form 8-K filed June 18, 2019, and incorporated herein by reference)

10.2+ Executive Officer Severance Agreement (previously filed as Exhibit 10.2 to the Company's Form 8-K filed June 18, 2019, and incorporated herein by reference)

10.3+ Indemnification Agreement (previously filed as Exhibit 10.1 to the Company's Form 8-K filed April 23, 2020, and incorporated herein by reference)

99.1 Press release dated December 9, 2022 announcing the appointment of Lee Wichlacz as a new corporate officer

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

+ Executive management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HELIOS TECHNOLOGIES, INC.

Date:	December 9, 2022	By:	/s/ Tricia L. Fulton
Tricia L. Fulton Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)